                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  Graphix Zone, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  GRAPHIX ZONE, INC.
                             42 CORPORATE PARK, SUITE 200
                               IRVINE, CALIFORNIA 92614


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON DECEMBER 12, 1996



To the stockholders of  Graphix Zone, Inc. :

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Graphix Zone, Inc., a Delaware corporation (the "Company"), which will be held at 10:00 a.m. on December 12, 1996, at the Company's offices located at 38 Corporate Park, Suite 100, Irvine, California ("Annual Meeting"), to consider and act upon the following matters, all more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

    1. To elect five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualified;

    2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year beginning July 1, 1996; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on November 8, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.


    YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.



                                  By Order of the Board of Directors


                                  Gregory B. Leiser
                                  Secretary

Irvine, California
November 15, 1996

                                  GRAPHIX ZONE, INC.
                             42 CORPORATE PARK, SUITE 200
                               IRVINE, CALIFORNIA 92614


                                   ---------------
                                   PROXY STATEMENT
                                   ---------------


                            ANNUAL MEETING OF STOCKHOLDERS
                                  DECEMBER 12, 1996


    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Graphix Zone, Inc., a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders to be held at 10:00 a.m. on December 12, 1996, at the Company's offices located at 38 Corporate Park, Suite 100, Irvine, California ("Annual Meeting") and at any adjournments thereof.

    The Company was formed in January 1996 for the purpose of acquiring Graphix Zone, Inc., a California corporation (GZ-CA), and StarPress, Inc. (StarPress) in reverse triangular mergers pursuant to a "Reorganization Agreement" entered into by both GZ-CA and StarPress on January 3, 1996 (the "Reorganization"). On June 28, 1996 the Reorganization was consummated and GZ-CA and StarPress became wholly-owned subsidiaries of the Company. Accordingly, certain information furnished in this Proxy Statement, as it relates to activities prior to June 28, 1996, includes the activities of GZ-CA and StarPress.

    The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about November 15, 1996 to all stockholders entitled to vote at the Annual Meeting.


                                        VOTING

    The close of business on November 8, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date there were 10,629,978 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any stockholder gives notice at the Annual Meeting, prior to voting, of an intention to cumulate votes, then each stockholder has the right to cumulate his or her votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of his or her votes so determined for one person, or spread their votes among two or more persons as they see fit. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

    Proxies duly executed and returned by stockholders and received by the Company before the Annual Meeting will be voted "FOR" the election of all five nominee-directors named herein, "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year beginning July 1, 1996, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. Any stockholder giving a proxy has the right to revoke it at any time by either (a) issuance of a subsequent proxy (b) written notice of revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (c) attendance at the Annual Meeting and voting in person.

    Under the Company's bylaws and Delaware law, a majority of the shares entitled to vote, represented in person or proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" are counted for the purposes of determining the presence or absence of a quorum for the transaction of business.


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of November 8, 1996, with respect to those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock. On November 8, 1996, there were 10,629,978 shares of Common Stock outstanding.

                                                       Amount and
                                                       Nature of
                            Name and Address           Beneficial        Percent
  Title of Class           of Beneficial Owner         Ownership (1)    of Class
  --------------           -------------------         -------------    --------

Common Stock            C. Richard Kramlich            976,888 (2)        9.2%
                        2490 Sand Hill Road
                        Menlo Park, California 94110

Common Stock            GT Interactive Software Corp.  800,000 (3)        7.5
                        16 East 40th Street
                        New York, New York 10016

Common Stock            Charles R. and                 799,400 (4)        7.5
                        Angela C. Cortright
                        23 San Mateo Way
                        Corona del Mar, California
                        92625

Common Stock            Life Investors Insurance Co.   758,001            7.1
                        of America
                        4333 Edgewood Road NE
                        Cedar Rapids, Iowa  52499

Common Stock            Ronald S. Posner               687,604 (5)        6.5
                        32 Lower Crescent Dr.
                        Sausalito, California  94965

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 900,114 shares of Common Stock owned by New Enterprises Associates, 1119 ST. Paul Street, Baltimore, Maryland 21202 (NEA), which Mr. Kramlich is deemed beneficial owner of by virtue of his position as the Managing General Partner of NEA. Also includes 60,607 shares of Common Stock which NEA has the right to acquire upon exercise of warrants and 16,167 shares of Common Stock which Mr. Kramlich has the right to acquire upon exercise of options.

(3) Includes 720,000 shares of Common Stock which GT Interactive Software has the right to acquire upon exercise of warrants

(4) Includes 22,500 shares of Common Stock which Mr. Cortright has the right to acquire upon exercise of options and 10,000 shares of Common Stock which Ms. Cortright has the right to acquire upon exercise of options.

(5) Includes 296,873 shares of Common Stock which Mr. Posner has the right to acquire upon exercise of options.


                           SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of November 8, 1996 by each of the present directors, by each of the executive officers named in the Summary Compensation Table found elsewhere in this Proxy Statement and by all current directors and executive officers as a group.
                                              Right to Acquire
                                                  Ownership
                                                Under Options
                               Number of        and Warrants
                                Shares           Exercisable        Percent of
   Beneficial Owner      Beneficially Owned   Within 60 Days(1)     Class (2)
   ----------------      ------------------   -----------------     ---------

C. Richard Kramlich          900,114 (3)         76,774 (4)            9.2
Charles R. and
Angela C. Cortright          766,900              32,500               7.5
Ronald S. Posner             390,731              296,873              6.5
Thomas C.K. Yuen             223,215              122,500              3.3
Norman H. Block                  -                243,500              2.3
Doug Glen                        -                17,932                *
John C. Lukrich                  -                12,833                *
Douglas D. Cole                  -                27,133                *
All current directors and   1,514,060            772,079              21.5
executive officers as a
group (6 persons)


(1) Shares which the party or group has the right to acquire within 60 days after November 8, 1996 upon the exercise of stock options and warrants.

(2) Percent of class is based on the number of shares outstanding on November 8, 1996 plus, with respect to each named person, the number of shares of Common Stock, if any, which the stockholder has the right to acquire within 60 days of such date. Ownership of less than one percent (1%) is indicated by an asterisk.

(3) Represents 900,114 shares of Common Stock owned by New Enterprises Associates, 1119 St Paul Street, Baltimore, Maryland 21202 (NEA), which Mr. Kramlich is deemed beneficial owner of by virtue of his position as the Managing General Partner of NEA.

(4) Includes 60,607 shares of Common Stock which NEA has the right to acquire upon exercise of warrants (see note 3 to this table).

                                ELECTION OF DIRECTORS

    The Company's directors are to be elected at each annual meeting of stockholders. The Board of Directors is presently authorized to consist of six directors. At this Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified, with one Board seat to remain vacant for the time being. The nominees receiving the five greatest number of votes at the Annual Meeting will be elected.

    The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors. Each of the nominees has consented to serve as a director if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all nominees will be available to serve.

    The following table sets forth certain information concerning the nominees for election of directors (all of such nominees being continuing members of the Company's present Board of Directors):


       Nominee          Age       Principal Occupation            Director Since
       -------          ---       --------------------            --------------

Ronald S. Posner        54   Chairman of the Board and               1995 (1)
                             Chief Executive Officer of
                             the Company

Norman H. Block         55   President, Chief Operating              1996
                             Officer and Chief Financial
                             Officer of the Company

Thomas C.K. Yuen        45   Chairman of the Board of SRS            1994 (2)
                             Labs and Chairman and President
                             of NuReality, Inc.

C. Richard Kramlich     61   Managing General Partner of             1995 (1)
                             New Enterprise Associates (a
                             venture capital firm)

Doug Glen               49   President Mattel Media; Senior          1995 (1)
                             Vice President - Strategic
                             Planning & Business Development,
                             Mattel Toys

(1) Date from which nominee was a member of the Board of Directors of StarPress.

(2) Date from which nominee was a member of the Board of Directors of GZ-CA.

BUSINESS EXPERIENCE

RONALD S. POSNER. Mr. Posner served as Chairman of StarPress from June 1995 until the closing of the Reorganization. Prior to that and since incorporated in 1993, Mr. Posner was the President and Chief Executive Officer of StarPress Multimedia, which became a wholly owned subsidiary of StarPress as of June 1995. Prior to joining StarPress Multimedia, Mr. Posner was the Chief Executive Officer of WordStar Inc., a software company. Prior to joining WordStar, from 1989 to 1990, Mr. Posner served as President and Chief Executive Officer of Peter Norton Computing, Inc., a PC software company. Mr. Posner holds a Bachelor of Science in Mathematics from Rensselaer Polytechnic Institute and a Masters in Business Administration from Harvard Business School.

NORMAN H. BLOCK.   Mr. Block joined the Company in February 1996.  Prior to
joining the Company, Mr. Block was Managing Director of PLATINUM Technology, Inc.'s Locus Laboratory, the leading supplier of software products integrating UNIX systems with desktop operating systems. Prior to joining Locus Laboratory, from 1993 to 1995, Mr. Block was Chief Executive Officer of Qual/Soft, a provider of advanced technology for quality information management. Prior to joining Qual/Soft, from 1987 to 1992, Mr. Block was founder and President of Evernet Systems, Inc. which was the nation's largest independent network systems integration firm. From 1983 to 1987, Mr. Block was Executive Vice President of Ashton-Tate, a leading software development company. Mr. Block holds a Bachelor of Science degree in accounting from Fairleigh Dickerson University and a Masters of Business Administration from New York University.

THOMAS C.K. YUEN. Mr. Yuen was one of the co-founders in 1981 and, until July 1992, the Chief Operating Officer of AST Research, a Fortune 500 personal computer manufacturer. After leaving AST Research, Mr. Yuen formed Atlantis Computers, a company which holds controlling interests in a number of high technology companies, including NuReality, MPC technologies and Asia On-line. Mr. Yuen is Chairman of the Board of Directors of SRS Labs, Inc., a digital sound processing technology company.

C. RICHARD KRAMLICH.    Mr. Kramlich has been the Managing General Partner of
New Enterprise Associates, a venture capital firm which manages six venture capital investment funds and four affiliated venture capital investment funds. Mr. Kramlich serves on the Board of Directors of Chalone, Inc., a premium wine company; Sierra Monitor Corporation, a gas monitoring device company; Silicon Graphics, Inc., a visual computing systems company; SyQuest Technology Inc., a removable disk drive manufacturing company; Telebit Corporation, a high-speed communications company; Macro-media Inc., a software authoring tool company; Neopath, Inc., a medical screening technology company; and Ascend Communications, Inc., a telecommunications company.

DOUG GLEN.    Mr. Glen is President of Mattel Media and Senior Vice President,
Strategic Planning and Business Development, of Mattel Toys. From 1992 and prior to joining Mattel in 1994, Mr. Glen was Group Vice President of Sega of America, where he managed the introduction of Sega's multimedia product line and the development of the Sega Channel. From 1987 to 1992, Mr. Glen was General Manager of Lucasfilm Games, the consumer software division of LucasArts Entertainment. Mr. Glen holds an undergraduate degree from MIT and an MBA from Somerset University.

COMMITTEES AND MEETINGS

    The Board of Directors has established two committees , a Compensation Committee and a Stock Option Committee. The Compensation Committee consists of Thomas C.K. Yuen and C. Richard Kramlich, and is responsible for the establishment and periodic review of executive compensation. The Compensation Committee was created by the Board of Directors on July 24, 1996, and therefore did not engage in any deliberations regarding executive compensation during fiscal 1996. The Stock Option Committee consists of Ronald S. Posner and Norman H. Block, and is responsible for determining option recipients and the amount, price and terms of the options.

    The Board of Directors does not have a separate audit committee. Rather, the Board of Directors as a whole will review the results and scope of the audit and other services provided by the Company's independent public accountants and management with respect thereto.

    The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Annual Meeting were selected by the Board of Directors of the Company.

    During fiscal 1996, there were an aggregate of 6 meetings of the Boards of Directors of the Company, GZ-CA and StarPress. While a director, each of the current Board members attended 75% or more of the aggregate of meetings of the Board of Directors of which he or she was a member and the meetings of the committees of the Board on which he or she served during such period. In addition, there were an aggregate of 14 actions by unanimous written consent of the Board of Directors of the Company, GZ-CA and StarPress.

DIRECTOR COMPENSATION

    All directors of the Company are reimbursed for out-of-pocket expenses in connection with attendance of Board of Directors' meetings and all directors who are not executive officers or employees of the Company will receive a director fee of $1,000 per meeting. In addition, each director who is also a member of the Stock Option Committee receives an annual nonqualified stock option to purchase 25,000 shares of the Company's Common Stock at the then current fair market value. These options are automatically granted on July 1 of each year.


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and other highly paid executive officers of the Company and its subsidiaries for the last three fiscal years.


                                                                                Long-Term
                                            Annual Compensation                Compensation
                                   ---------------------------------------   -----------------
                                                                                Securities
                                                                                Underlying           All Other
Name and Principal Position        Year               Salary $       Bonus    Options/SARs* (#)    Compensation
---------------------------       ------              --------       -----    ----------------     ------------
Charles R. Cortright, Jr.          1996             131,044            -           10,000                 -
President and Chief Executive      1995              98,150            -             -                    -
Officer                            1994              65,000            -             -               28,788 (1)

Ronald S. Posner                   1996             120,000         20,000        109,995                 -
Chairman                           1995                 -              -              -                   -
                                   1994                 -              -              -                   -

Angela C. Cortright                1996             108,769            -           10,000                 -
Executive Vice President -         1995              70,000            -              -                   -
Marketing and Secretary            1994              45,000            -              -                   -

Douglas D. Cole                    1996             119,294            -              -            45,000 (2)
President and Chief                1995             175,000         37,466         23,466                 -
Executive Officer of StarPress     1994             173,894         21,812          3,667                 -

John C. Lukrich                    1996             141,778         20,000         29,332          11,542 (2)
Vice President and Chief           1995             138,500         17,312            -                   -
Financial Officer of StarPress     1994             121,170         17,312         41,798                 -




*   The Company has not granted Stock Appreciation Rights.

(1) Represents payments of $732 per month for Mr. Cortright's automobile and $1,667 per month for the Cortright's home mortgage, which was paid directly by the Company.

(2) Represents severance payments made in connection with the separation of the named StarPress executive officers as a result of the Reorganization.

OPTION/SAR* GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted, during the fiscal year ended June 30, 1996, to the executive officers identified in the Summary Compensation Table:

                                 OPTION GRANTS TABLE
                          OPTION GRANTS IN FISCAL YEAR 1996


                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                  % of Total                                        Annual Rates of
                                                   Options                                     Stock Price Appreciation
                                                  Granted to                                      for Option Term (3)
                                     Options      Employees     Exercise     Expiration       -------------------------
         Name                      Granted (1)    in 1996 (2)    Price          Date              5%            10%
         ----                      -----------    -----------    ------    -------------      ---------      ----------
Charles R. Cortright, Jr.              10,000         2.1          $5.88       10/13/05       $  9,268       $  19,463

Ronald S. Posner                      109,995        25.3       $4.91-6.61       (4)           107,923         226,630

Angela C. Cortright                    10,000         2.1          $5.88       10/13/05          9,268          19,463

Douglas D. Cole                           -            -             -             -               -               -

John C. Lukrich                        29,332         6.2       $4.91-6.61       (4)            28,989          60,875



*      The Company has not granted Stock Appreciation Rights.

(1) The exercise price of each option is the market price of the common stock of the Company on the date of Grant.

(2) The number of shares of GZ-CA common stock or StarPress common stock (converted pursuant to the Reorganization) covered by the options granted the named individual during the last completed fiscal year of the Company as a percentage of the total number of combined shares of GZ-CA and StarPress common stock covered by all options granted by GZ-CA or StarPress to their respective employees during fiscal 1996.

(3) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the term of the respective options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of options.

(4) The options issued to Mr. Posner and Mr. Lukrich contain various vesting dates ranging from January 3, 1996 to August 1, 1998. The related number of shares associated with each vesting date expire three years from the respective vesting date. Accordingly the expiration dates range from January 3, 1999 through August 1, 2001.

AGGREGATED OPTION/SAR* EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES



                                                              Number of Securities Underlying     Value of Unexercised
                                                                 Unexercised Options/SARs       In-The-Money Options/SARs
                                                                    At Fiscal Year End            At Fiscal Year End (2)
                                                                ----------------------------  ------------------------------
                                   Shares
                                 Acquired on        Value
         Name                     Exercise       Realized (1)   Exercisable    Unexercisable  Exercisable    Unexercisable
----------------------------  ---------------  ---------------  ------------  --------------- ------------  ----------------
Charles R. Cortright, Jr.            -           $  -             10,000            -         $  10,000         $  -

Ronald S. Posner                   59,382         215,404         20,624          89,371          5,487          23,778

Angela C. Cortright                  -              -             10,000            -            10,000            -

Douglas D. Cole                      -              -             27,133            -           153,803            -

John C. Lukrich                    41,798         163,875          5,500            -             1,463            -



*     The Company has not granted Stock Appreciation Rights.

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on July 1, 1996. The closing of the Company's Common Stock on that day on the Nasdaq SmallCap Market listing was $6.88. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    Pursuant to the Reorganization, the Company assumed an employment agreement entered into by StarPress with Ronald S. Posner effective as of June 23, 1995, which provided for his employment as Chairman of StarPress for a period of three years, and a one year notice prior to termination. Mr. Posner is currently Chairman and Chief Executive Officer of the Company and his base salary is $120,000 per year.

    Pursuant to the Reorganization, on April 18, 1996 the Company entered into employment agreements with Charles R. Cortright, Jr. and Angela Aber Cortright as President and Executive Vice President and Secretary, respectively, of the Company. As provided in the Reorganization agreement, the Company entered into employment agreements with Mr. Cortright and Ms. Cortright, each on terms no less favorable or more favorable than the terms contained in the employment agreement with Mr. Posner. Accordingly, Mr. Cortright's and Mr. Cortright's base salaries were $120,000 per year. On October 28, 1996, Mr. Cortright's and Ms. Cortright's employment agreements were amended and restated whereby Mr. Cortright and Ms. Cortright resigned as President and Executive Vice President and Secretary, respectively. Additionally, Mr. and Ms. Cortright will remain employees of the Company to assist management in various ways. The terms of the amended agreements include, among other things, that the employment agreements terminate on April 30, 1997, however, the term shall automatically be extended for successive six month terms unless either party gives written notice of their desire to terminate the agreement at the end of the term or any extended term. The amended agreements provide that both Mr. and Ms. Cortright's base salaries be $30,000 per six month period.

    Pursuant to the terms of stock option agreements between the Company and Norman H. Block, if any material change in ownership or control of the Company occurs, all 225,000 options granted to him in February 1996 vest immediately. Mr. Block is currently President, Chief Operating Officer and Chief Financial Officer of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors currently consists of Mr. Yuen and Mr. Kramlich, neither of whom is now, or was at any time during the last fiscal year of the Company, an officer or employee of the Company or its subsidiaries. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

    The Stock Option Committee of the Company's Board of Directors currently consists of Mr. Posner and Mr. Block. Mr. Posner is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Block is a member of the Board, President, Chief Operating Officer and Chief Financial Officer of the Company. There are no Stock Option Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

    The Compensation Committee was created by the Board of Directors on July
24, 1996, and therefore did not engage in any deliberations regarding executive compensation during fiscal 1996. The Compensation and Stock Option Committees will review the performance of the executive officers and other key employees of the Company and make recommendations to the Board of Directors as to their compensation, including salary, cash bonus levels and stock option awards.

    COMPENSATION POLICIES AND PHILOSOPHY. The Company's executive compensation policies are designed to attract, retain and reward executive officers and other key employees who contribute to the Company's success, to provide economic incentives to achieve the Company's business objectives by linking compensation to the performance of the Company, to align executive officer and key employee compensation with stockholder interests to create stockholder value and to reward individual performance. The Company will use a combination of base salary, cash bonuses and stock option awards to achieve the aforementioned objectives.

    In carrying out these objectives, the Compensation and Stock Option Committees will consider a number of factors which include the level and types of compensation paid to executive officers and key employees in similar positions by comparable companies. In addition the Compensation Committee will review the individual performance of each executive officer, including a review of the ability of a given executive officer to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others towards the achievement of the Company's success.

    COMPONENTS OF COMPENSATION. Executive officers' and other key employees' salaries will be established in relation to a range of salaries for comparable positions among similar high technology and computer software companies of comparable size and complexity. In making its annual salary recommendations, the Compensation Committee will look at the Company's financial position and performance, the contribution of individual executive officers and key employees during the prior fiscal year in helping meet the Company's financial and business objectives as well as overall performance of their individual responsibilities.

    Executive officers' and key employees' may be paid cash bonuses at the discretion of the Board of Directors. Cash bonuses may be used to reward prior individual performance in helping the Company achieve its financial and business objectives.

    The Board of Directors and Stock Option Committee believes that equity ownership by executive officers and key employees provides incentive to build stockholder value and align the interests of executive officers and key employees with the stockholders. The size of stock option awards will usually be based upon factors such as comparable equity compensation offered by other high technology and computer software companies, the seniority of the executive officer or key employee and the contribution that the executive officer or key employee is expected to make to the Company. In determining the size of periodic grants the Stock Option Committee will consider prior grants to the executive officer or key employee, the executive officer's or key employee's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee and Stock Option Committee will review the performance of the Chief Executive Officer of the Company annually. The compensation of the Chief Executive Officer of the Company during fiscal 1996, Charles R. Cortright, Jr., was principally based upon an employment agreement entered into by the Company pursuant to the Reorganization. Mr. Cortright resigned as a director and officer of the Company effective October 28, 1996. Mr. Posner, the Company's Chairman has been appointed as the Chief Executive Officer.

    Respectfully submitted

    Compensation Committee             Stock Option Committee

    Thomas C.K. Yuen                   Ronald S. Posner
    C. Richard Kramlich                Norman H. Block

                               STOCK PERFORMANCE GRAPH


    The following graph compares the cumulative total stockholder return on the GZ-CA's Common Stock with the cumulative total return on the Hambrecht and Quist Technology Index and the Nasdaq Stock Market - U.S. Index for the period beginning June 17, 1994 and ended June 28, 1996. The comparison with GZ-CA Common Stock is presented as there was no trading of the Company's Common Stock prior to July 1, 1996.


                COMPARISON OF CUMULATIVE TOTAL RETURN*
          GZ-CA COMMON STOCK, HAMBREQT & QUIST TECHNOLOGY INDEX
                 AND NASDAQ STOCK MARKET - U.S. INDEX

                                                  Nasdaq
                         Graphix      H&Q         Stock
            DATES         Zone    Technology   Market - U.S.
            -----         ----    ----------      -----
            6/17/94       100        100           100
            Jun-94        108         98            97
            Sep-94        146        111           105
            Dec-94        119        121           104
            Mar-95        131        135           113
            Jun-95        162        164           129
            Sep-95        228        186           145
            Dec-95        162        182           147
            Mar-96        169        185           154
            Jun-96        208        194           166



* Assumes that the value of the investment in GZ-CA Common Stock and each index was $100 on June 17, 1994


             RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The international accounting firm of KPMG Peat Marwick LLP has served the Company as its independent public accountants at the direction of the Board of Directors of the Company since its inception. The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent public accountants for the fiscal year beginning July 1, 1996. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

    One of more representative of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR BEGINNING JULY 1, 1996.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.


                                STOCKHOLDER PROPOSALS

    Stockholders who wish to present proposals for action at the 1997 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no less than 60 and no more than 90 days prior to the date of the 1997 Annual Meeting of Stockholders in order to be included in next year's proxy statement and proxy card. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission.


                                    OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournments or postponements thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgments.


                                    ANNUAL REPORTS

    The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), has been mailed to the stockholders concurrently herewith, but such report is not incorporated in the Proxy Statement and is not deemed to be a part of the proxy solicitation material.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Gregory B. Leiser
                                            Secretary

Irvine, California
November 15, 1996

                               GRAPHIX ZONE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Graphix Zone, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Gregory B. Leiser with the power to appoint his substitution, as attorney and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 1996 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 38 Corporate Park, Suite 100, Irvine, California 92614, on December 12, 1996, at 10:00 a.m. local time, and at any adjournment thereof, upon the following:

1.         To elect five directors as follows:
           / /  FOR all nominees listed below except                  / /  WITHHOLD AUTHORITY to vote for
                           as marked to the contrary below.           all nominees listed below.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

        Ronald S. Posner, Thomas C.K. Yuen, C. Richard Kramlich, Doug Glen, Norman H. Block

2.         To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year beginning July 1, 1996.

        / /  FOR approval        / /  AGAINST approval       / /  ABSTAIN

3.         To vote in his discretion on such other business as may properly come before the meeting, or any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE REVERSE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

    Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              DATED: ___________________________
                                              __________________________________
                                              (Signature of Stockholder(s))
                                              __________________________________
                                              (Print Name(s) Here)

                                                                        / /
                                                                          PLEASE
                                                                           CHECK
                                                                             IF
                                                                             YOU
                                                                             ARE
                                                                        PLANNING
                                                                             TO
                                                                          ATTEND
                                                                             THE
                                                                          ANNUAL
                                                                        MEETING.